UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2025

Quetta Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41832	93-1358026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Suite 304 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one ordinary share and one right	QETA	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	QETAR	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth of one ordinary share	QETAU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

IMPORTANT NOTICES

Important Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about Quetta Acquisition Corporation’s (the “Company”) ability to regain compliance with Nasdaq’s continued listing standards, the Company’s intentions to monitor its market value of listed securities, potential actions to regain compliance, and the possible outcomes with respect to Nasdaq’s continued listing determination, are forward-looking statements. Words such as “expect,” “believe,” “estimate,” “intend,” “plan,” and similar expressions indicate forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, known and unknown, that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to: (i) the Company’s ability to regain compliance with Nasdaq’s continued listing requirements within the applicable compliance period; (ii) the potential delisting of the Company’s securities from Nasdaq; (iii) the Company’s ability to obtain approval for or complete a transfer of its securities to The Nasdaq Capital Market; (iv) the Company’s ability to execute its business strategy; and (v) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those indicated by the forward-looking statements. The Company cautions you not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any such statements, except as required by law.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 3, 2025, Quetta Acquisition Corporation (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company no longer meets the requirement to maintain a minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 for continued listing on the Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(b)(2)(A).

Based on Nasdaq’s review, the Company’s MVLS has been below $50,000,000 for the last 30 consecutive business days. Accordingly, the Company is not in compliance with the continued listing requirement.

The notification has no immediate effect on the listing or trading of the Company’s securities, which will continue to trade on the Nasdaq Global Market under the symbols QETA, QETAR, and QETAU.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has a compliance period of 180 calendar days, or until March 2, 2026, to regain compliance. If at any time before March 2, 2026, the Company’s MVLS closes at or above $50,000,000 for at least ten consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and the matter will be closed.

If the Company does not regain compliance by March 2, 2026, Nasdaq will provide written notification that the Company’s securities are subject to delisting. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel. Alternatively, the Company may apply to transfer the listing of its securities to The Nasdaq Capital Market if it satisfies the requirements for continued listing on that market.

The Company intends to monitor its MVLS and will consider available options to regain compliance within the applicable compliance period.

Exhibit No.	Description
99.1	Letter from Nasdaq Listing Qualifications Department to Quetta Acquisition Corporation, dated September 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUETTA ACQUISITION CORPORATION

By:	/s/ Hui Chen
Name:	Hui Chen
Title:	Chief Executive Officer

Date:	September 10, 2025